EXHIBIT 99.1

ACME Communications Announces Second Quarter 2003 Results; Net Revenues Grow 25%; EBITDA Improves 51%

SANTA ANA, Calif., Aug. 5, 2003 (PRIMEZONE) -- ACME Communications, Inc. (Nasdaq:ACME), the nation's fourth largest affiliate group of The WB Television Network, today announced financial results for the second quarter ended June 30, 2003.

ACME's net revenues for the quarter increased 25% to $11.5 million compared to net revenues of $9.2 million in the second quarter of 2002. Broadcast cash flow for the quarter was $434,000 compared to a negative broadcast cash flow of $60,000 for the second quarter of 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA, as defined herein) improved 51% to negative $535,000 compared to negative $1.1 million in the second quarter of 2002.

The improvement in broadcast cash flow results for the second quarter reflects continued ratings-driven revenue growth at eight of the Company's nine stations. Station operating expenses for the quarter increased 23% over the second quarter of 2002, reflecting the Company's continued investment in programming, promotion and sales related costs. On a same-station basis, excluding the results of WBUW-TV in Madison, which the Company acquired in the fourth quarter of 2002, net revenues and station operating expenses grew 21% and 17%, respectively, for the quarter.

In connection with the Company's redemption of all of its 10 7/8% notes and a majority of its 12% notes in April 2003, net interest expense for the quarter declined from $7.6 million in the second quarter of 2002 to $2.3 million in the second quarter of 2003 and the Company recorded an expense of $9.9 million related to the debt's early extinguishment.

The Company's net loss from continuing operations for the second quarter of 2003 was $14.4 million compared to an $8.8 million net loss in the second quarter of 2002. Our net loss for the second quarter of 2003 was $14.4 million compared to a net loss of $6.4 million for the second quarter of 2002, which was net of approximately $2.5 million after tax income from our discontinued operations -- our stations in St. Louis and Portland sold in March 2003.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "While second quarter advertising demand remained soft in the aftermath of the Iraqi conflict, our developing station group was still able to deliver significant gains in both absolute dollar revenue and market share. Our stations continue to grow their ratings, and we continue to convert these gains into top-line growth. During the May 2003 sweeps period, our stations delivered a 22% increase in the 5pm -- midnight daypart among viewers aged 18-49 years old, despite fierce prime-time competition from other networks. Although current market conditions remain relatively soft across the industry, we are cautiously optimistic that the advertising environment will improve later this year. Our station development strategy remains on track, as we focus on translating our ratings gains into continued revenue growth, while moderating the growth in our operating expenses, resulting in improving operating leverage."

Liquidity and Debt

Unrestricted cash on hand as of June 30, 2003 was $11.3 million. The Company's total debt as of June 30, 2003, including obligations for capital leases, was $38.1 million. Debt, net of restricted cash and cash on hand, was $18.4 million at June 30, 2003 compared to $270.2 million at December 31, 2002. The significant reduction of our debt resulted from our sale of stations KPLR - St. Louis and KWBP - Portland to Tribune Company in March 2003 and the repayment with those proceeds of all of our senior credit facility balance and the redemption of most of our notes. Based on our current debt at June 30, 2003, our annualized cash interest costs are approximately $4.5 million per year. We expect to have our amended senior credit facility in place this month.

Use of Broadcast Cash Flow, EBITDA and Same Station Results

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow and EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. EBITDA is used as a performance measure and to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility contains certain financial covenants relating to the Company's EBITDA.

Broadcast cash flow and EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company considers operating loss to be the most comparable GAAP measure to broadcast cash flow and to EBITDA; therefore, the Company has included a reconciliation of broadcast cash flow and EBITDA to operating loss in Supplemental Table 1, as required by Regulation G. (See footnote (1) to Supplemental Table 1 for the definitions of broadcast cash flow and EBITDA). Because broadcast cash flow and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow and EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Same station results exclude the results of our December 2002 Madison acquisition. All of our other eight stations have been owned for the entire comparable periods of 2003 and 2002. A reconciliation of selected "As Reported" to "Same Station" operating results is presented in Supplemental Table 3.

Third Quarter 2003 Outlook

While visibility remains somewhat limited, the Company currently expects its same station third quarter 2003 revenue and station operating expenses to finish in the range of 15-20% and 14-16%, respectively, above corresponding net revenue and station operating expense for the third quarter of 2002. Third quarter broadcast cash flow is expected to improve modestly compared to a negative broadcast cash flow of $179,000 for the third quarter of 2002.

Second Quarter Conference Call

Senior management of ACME will hold a conference call to discuss its second quarter results on Tuesday, August 5, 2003, at 4:30 p.m. EDT. The dial-in number for the conference call is (973) 582-2706. A replay of the conference call will be available through August 12, 2003 by dialing (877) 519-4471 (U.S.), or (973) 341-3080 (International), reservation code 4046940. In addition, the Company will provide a live webcast of the conference call on the Company's website, located at www.acmecommunications.com. A seven day archived replay of the webcast will also be available at that link.

About ACME Communications

ACME Communications, Inc. owns and operates nine television stations serving markets covering 3.7% of the nation's television households, making the Company the fourth largest affiliate group of The WB Television Network. The Company's stations are: KUWB-TV, Salt Lake City, UT; KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBDT-TV, Dayton, OH; WBXX-TV, Knoxville, TN; WIWB-TV, Green Bay-Appleton, WI; WBUI-TV, Champaign-Springfield-Decatur, IL; WTVK-TV, Ft. Myers-Naples, FL and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a UPN affiliate, are WB Network affiliates. ACME's shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will," "believe," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, the inability to secure Federal Communications Commission approval for construction permits, the inability to successfully negotiate an amendment to, or a replacement of, our current senior credit facility, or the possibility of future borrowing limitations under that credit facility and the other risk factors set forth in the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission (the "SEC") on September 29, 1999, pursuant to the Securities Act of 1933 and in the Company's 2002 Form 10-K filed with the SEC on April 1, 2003. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

              ACME Communications, Inc. and Subsidiaries
                 Consolidated Statements of Operations
                              (Unaudited)
            (In thousands, except share and per share data)

                 For the Three Months Ended   For the Six Months Ended
                           June 30,                    June 30,
                     ----------------------    ----------------------
                        2003        2002         2003         2002
                     ---------    ---------   ---------    ---------

 Net revenues     $    11,532  $    9,240  $    21,524  $    16,727

 Operating expenses:
    Station operating
  expenses             11,297       9,222       21,660       17,595
    Depreciation
  and amortization      1,131       1,002        2,192        1,965
    Corporate
  expenses                969       1,028        1,939        1,926
    Equity-based
  compensation             12          67           24          133
                     ---------    ---------   ---------    ---------
 Operating loss        (1,877)     (2,079)      (4,291)      (4,892)

 Other income (expenses):
    Interest income       198           8          294           79
    Interest expense   (2,496)     (7,578)     (10,880)     (15,164)
    Loss on
  extinguishment
  of debt              (9,926)       --         (9,926)        --
    Other expense,
  net                      (3)        (64)         (40)         (76)
                     ---------    ---------   ---------    ---------
 Loss from continuing
  operations before
  income taxes        (14,104)     (9,713)     (24,843)     (20,053)
 Income tax benefit
  (expense),
  continuing
  operations             (300)        909         (783)     (27,279)
                      ---------    ---------   ---------    ---------
 Loss from
  continuing
  operations          (14,404)     (8,804)     (25,626)     (47,332)
 Income (loss)
 from discontinued
 operations
  (including gain
   on disposal),
   net of tax             (33)      2,450      111,658        4,024
                      ---------    ---------   ---------    ---------

 Net income (loss)    (14,437)     (6,354)      86,032      (43,308)
                      =========    =========   =========    =========

 Income (loss) per share, basic and diluted:
    Continuing
  operations      $     (0.86) $    (0.53) $     (1.53) $     (2.83)
    Discontinued
  operations            (0.00)       0.15         6.67         0.24
                      ---------    ---------   ---------    ---------
    Net income
  (loss) per
  share           $     (0.86) $    (0.38) $      5.14  $     (2.59)
                      =========    =========   =========    =========

 Basic and diluted
  common shares
  outstanding      16,752,964   16,750,000  16,751,482   16,750,000
                  ============ =========== ===========  ===========

 Supplemental Table 1

               ACME Communications Inc. and Subsidiaries
       Reconciliation of Operating Loss to Broadcast Cash Flow
                       and EBITDA (Unaudited)
                           (In Thousands)

                For the Three Months Ended   For the Six Months Ended
                          June 30,                  June 30,
                --------------------------   ------------------------
                       2003        2002         2003         2002
                    ---------    ---------   ---------    ---------
                          (Unaudited)               (Unaudited)
 Operating loss   $    (1,877) $   (2,079) $    (4,291) $    (4,892)
 Add back:
   Equity-based
   compensation            12          67           24          133
   Depreciation
   and
   amortization         1,131       1,002        2,192        1,965
   Amortization of
   program rights       2,870       2,152        5,403        4,298
   Corporate
   expenses               969       1,028        1,939        1,926
   Adjusted
   program
   payments (1)        (2,671)     (2,230)      (5,313)      (4,495)
                      ---------   ---------    ---------    ---------
   Broadcast cash
   flow                   434         (60)         (46)      (1,065)
 Less:
   Corporate
   expenses               969       1,028        1,939        1,926
                      ---------   ---------    ---------    ---------
     EBITDA       $      (535) $   (1,088) $    (1,985) $    (2,991)

 Broadcast cash
  flow margin (1)         3.8%       -0.6%        -0.2%        -6.4%
 EBITDA margin (1)       -4.6%      -11.8%        -9.2%       -17.9%

 (1)   We define

 --        broadcast cash flow as operating income, plus equity-based compensation, depreciation and amortization, LMA fees,
           amortization of program rights, and corporate expenses,
           less program payments -- the latter as adjusted to reflect reductions for liabilities relating to expired rights or
           rights which have been written-off in connection with
           acquisitions;

 --        EBITDA as broadcast cash flow less corporate expenses;

 --        broadcast cash flow margin is broadcast cash flow as a
           percentage of net revenues; and

 --        EBITDA margin is EBITDA as a percentage of net revenues.

 Supplemental Table 2

               ACME Communications Inc. and Subsidiaries
                Selected Comparative Balance Sheet Data
                            (In Thousands)

                                                   As of
                                          -------------------------
                                             June 30,   December 31,
                                               2003         2002
                                          ------------ ------------

                                            (Unaudited)
                                                (In thousands)
     Cash (1)                              $    11,258  $     1,860
     Total debt (2)                        $    38,060  $   275,001
     Total debt, net of cash and
     restricted cash                       $    18,413  $   270,231

 (1) Cash excludes cash restricted as collateral under capital lease facilities of $8.4 million at June 30, 2003 and $2.9 million at
     December 31, 2002.

 (2) Total debt includes the Company's 10 7/8% Senior Discount Notes
     (zero at June 30, 2003), 12% Senior Secured Notes, notes payable under its revolving credit facility (zero at June 30, 2003) and its capital lease obligations.

 Supplemental Table 3

               ACME Communications Inc. and Subsidiaries
 Reconciliation of "As Reported" to "Same Station" Selected Operating
                        Results (Unaudited)
                            (In Thousands)

                For the Three Months Ended   For the Six Months Ended
                          June 30,                  June 30,
                --------------------------   ------------------------
                       2003        2002         2003         2002
                     ---------   ---------    ---------    ---------
                          (Unaudited)               (Unaudited)
 Net Revenue:
   As reported    $    11,532  $    9,240  $    21,524  $    16,727
   Less: Madison
   Station                354        --             675        --
                     ---------   ---------    ---------    ---------

    Same station
    net revenues  $    11,178  $    9,240  $    20,849  $    16,727
                     ---------   ---------    ---------    ---------

 Station Operating
  Expenses:
   As reported    $    11,297  $    9,222  $    21,660  $    17,595
   Less: Madison
   Station                502        --            929         --
                     ---------   ---------    ---------    ---------

    Same station
    operating
    expenses      $    10,795  $    9,222  $    20,731  $    17,595
                     ---------   ---------    ---------    ---------

 Broadcast Cash Flow:
   As reported    $       434  $      (60) $       (46) $    (1,065)
   Less: Madison
   Station                141        --            240         --
                     ---------   ---------    ---------    ---------

    Same station
    broadcast cash
    flow          $       575  $      (60) $       194  $    (1,065)
                     ---------   ---------    ---------    ---------

CONTACT:  ACME Communications, Inc.
          Tom Allen
          (714) 245-9499

          Brainerd Communicators, Inc.
          Chris Plunkett or Todd St. Onge
          (212) 986-6667